Exhibit 99.1

SPI Solar Announces Third-Quarter 2013 Financial Results

ROSEVILLE, Calif.--(BUSINESS WIRE)--November 19, 2013--SPI Solar (“SPI”) (SOPW:OTCBB), a vertically-integrated photovoltaic (“PV”) solar developer, today announced its results for the third quarter ended September 30, 2013.

Total net sales for the third quarter of 2013 were $21.2 million, up from $4.2 million the prior quarter. For the third quarter of 2012, SPI Solar reported total net sales of $36.2 million. The sequential improvement in total net sales was primarily the result of the completion of a Greece project and resumption of construction starts with KDC Solar in New Jersey for the previously announced Imclone project. While these projects have begun to move forward, prospects for new projects beyond the current pipeline continue to be impacted by financial lending and solar industry conditions in general.

“We are pleased with our Q3 total net sales, which reflects our operational progress in completing a Greece project and resuming projects in New Jersey, while we work to resolve financing issues for these and other facilities in our pipeline,” said Charlotte Xi, president and global chief operating officer and interim chief financial officer. “The company is also preparing to reintroduce its YES! brand of high quality, low cost solar kits for residential deployment. We believe that YES! has the long-term potential to better diversify our business in the future, help mitigate the volatility in our quarterly EPC net sales, and allow SPI Solar to harness emerging growth prospects in the residential solar sector.”

Total cost of goods sold for the third quarter of 2013 was $22.1 million, compared with $31.0 million for the third quarter of 2012. The gross loss was $0.8 million due to higher EPC costs for a Greece project completed in this quarter.

Total operating expenses for the third quarter of 2013 were $3.4 million, compared with $10.4 million for the third quarter of 2012. The overall decline in operating expenses reflected the continued cost-reduction measures the company has undertaken to improve its financial results.

Net loss for the third quarter of 2013 was $3.5 million, or ($0.02) per basic and diluted share. This compared with a net loss of $7.2 million, or ($0.04) per basic and diluted share, for the third quarter of 2012.

Cash and cash equivalents at September 30, 2013 were $0.9 million, compared with $17.8 million at December 31, 2012. While short-term cash continues to be constrained, the company has large amounts of accounts receivables from customers awaiting bank debt term- financing for SPI-constructed and commissioned projects in Greece and New Jersey. Based on recent discussions with China Development Bank (CDB), SPI Solar currently believes that CDB may reinstate financing for the company’s global EPC business developed by SPI Solar.

“We are encouraged by our ongoing dialogue with CDB and are hopeful that this will result in the reinstatement of financing for current and future projects,” said Min Xiahou, global chief executive officer of SPI. “In addition, as overall conditions in the solar industry and for SPI Solar improve -- particularly for the availability of financing -- we are excited by the potential to build out projects that we own in Hawaii while exploring how SPI Solar may seek additional business opportunities in China under the new management team.”

Business Outlook:

As noted in SPI Solar’s fourth-quarter 2012 news release on April 3, 2013, due to difficult solar industry conditions in general, company-specific issues related to structuring third-party project financing, and delays in construction starts and completions, SPI Solar believes that providing a business outlook is not meaningful at this time. While the company will continue to file financial reports and issue earnings releases, it will not during the near term hold quarterly earnings teleconferences. Should circumstances change or the markets become more predictable, SPI Solar will update investors through its reports and may reinstitute quarterly earnings teleconferences.

About SPI Solar (SOPW:OTCBB):

SPI Solar (“SPI”) (Solar Power, Inc.) is a vertically integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release may contain certain “forward-looking statements” relating to the business of SPI Solar, its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “believes", “expects” or similar expressions. These statements involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risks and other factors detailed in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

SOLAR POWER, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except for share data) (unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$904	$17,823
Accounts receivable, net of allowance for doubtful accounts of $4,746 and $393, respectively	14,522	43,807
Accounts receivable, related party	8,039	11,858
Notes receivable	15,165	14,120
Costs and estimated earnings in excess of billings on uncompleted contracts	21,220	31,423
Construction in progress	-	16,078
Inventories, net	1,239	1,618
Prepaid expenses and other current assets	5,766	4,267
Restricted cash	-	20
Total current assets	66,855	141,014
Intangible assets	1,275	1,703
Restricted cash	400	400
Accounts receivable, noncurrent	14,940	-
Notes receivable, noncurrent	30,547	-
Property, plant and equipment at cost, net	18,257	18,754
Other assets	647	958
Total assets	$132,921	$162,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,845	$15,709
Accounts payable, related party	48,979	51,804
Lines of credit	6,558	10,877
Accrued liabilities	4,168	6,536
Billings in excess of costs and estimated earnings on uncompleted contracts	817	4,935
Billings in excess of costs and estimated earnings on uncompleted contracts, related party	-	49
Loans payable and capital lease obligations	28,613	28,601
Total current liabilities	100,980	118,511
Financing and capital lease obligations, net of current portion	17,312	18,760
Other liabilities	1,425	1,436
Total liabilities	119,717	138,707
Commitments and contingencies	-	-
Stockholders’ equity:
Preferred stock, par $0.0001, 20,000,000 shares authorized; none issued and outstanding	-	-
Common stock, par $0.0001, 250,000,000 shares authorized; 198,214,456 shares, issued and outstanding	20	20
Additional paid in capital	50,979	48,219
Accumulated other comprehensive loss	(408)	(287)
Accumulated deficit	(37,387)	(23,830)
Total stockholders’ equity	13,204	24,122
Total liabilities and stockholders’ equity	$132,921	$162,829

SOLAR POWER, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except for share and per share data) (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Net sales:
Net sales	$21,289	$23,762	$27,254	$53,482
Net sales, related party	-	12,470	-	33,473

Total net sales	21,289	36,232	27,254	86,955
Cost of goods sold:
Cost of goods sold	22,151	19,606	26,632	44,266
Cost of goods sold, related party	-	11,410	-	31,002
Provision for losses on contracts	-	-	85	-

Total cost of goods sold	22,151	31,016	26,717	75,268
Gross profit	(862)	5,216	537	11,687
Operating expenses:
General and administrative	2,668	3,214	11,619	8,688
Sales, marketing and customer service	376	1,600	1,554	4,604
Engineering, design and product	379	423	1,136	1,725
Impairment charge	-	5,178	-	5,890

Total operating expenses	3,423	10,415	14,309	20,907

Operating loss	(4,285)	(5,199)	(13,772)	(9,220)
Other income (expense):
Interest expense	(1,085)	(1,270)	(3,098)	(3,094)
Interest income	1,333	741	2,723	2,022
Other income	331	165	578	290

Total other income (expense), net	579	(364)	203	(782)

Loss before income taxes	(3,706)	(5,563)	(13,569)	(10,002)
(Benefit) provision for income taxes	(123)	1,645	(12)	419

Net loss	$(3,583)	$(7,208)	$(13,557)	$(10,421)

Net loss per common share:
Basic and Diluted	$(0.02)	$(0.04)	$(0.07)	$(0.06)

Weighted average number of common shares used in computing per share amounts:
Basic and Diluted	198,214,456	194,573,007	198,214,456	187,858,579

CONTACT:
Solar Power, Inc.
Charlotte Xi, 800-548-8767
President & Global COO, Interim CFO